SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549


                          FORM 8-K

                       CURRENT REPORT

Pursuant  to Section 13 or 15(d) of the Securities  Exchange
Act of 1934

              Date of Report: October 30, 2000

     Date of earliest event reported: September 29, 2000


                Commission File Number 1-6247


                          ALZA CORPORATION
   (Exact name of registrant as specified in its charter)


               Delaware                             77-0142070
(State or other jurisdiction of incorporation     (I.R.S.Employer
 of organization)                                Identification No.)


1900 Charleston Road, P.O. Box 7210, Mountain View, CA    94303-0802
(Address of principal executive offices)                  (Zip Code)


Registrant's telephone number, including area code:  (650)564-5000

Item 5. Other Events

     On September 29, 2000, ALZA Corporation ("ALZA") exercised its option to acquire all of the Class A Common Stock (the "Stock") of Crescendo Pharmaceuticals Corporation ("Crescendo") for a cash payment of $100.0 million. Crescendo was formed by ALZA for the purpose of selecting and developing new human pharmaceutical products and commercializing such products, most likely through licensing to ALZA. Since it commenced operations on September 30, 1997, Crescendo's principal activity has been conducting product development under its agreements with ALZA. ALZA exercised its option to acquire the Crescendo Stock pursuant to the terms of the purchase option set forth in Crescendo's Restated Certificate of Incorporation. The closing date of the transaction is scheduled for November 13, 2000. ALZA will fund the acquisition through available working capital.

Item 7.   Financial Statements, Pro Forma Financial
          Statements and Exhibits


Item 7a.  Financial Statements of the Business Acquired

ALZA incorporates by reference the following documents:

     - The financial statements of Crescendo and notes thereto, and the Report of Ernst and Young LLP, Independent Auditors, set forth at pages 21 to 36 under Item 8 of Crescendo's Annual Report on Form 10-K/A for the year ended December 31, 1999.

     - The unaudited financial statements of Crescendo and notes thereto set forth at pages 3 to 13 under Item 1 of Crescendo's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000.

Item 7b.  Pro Forma Financial Information

       Pro forma financial information for the year ended December 31, 1999 and the six months ended June 30, 2000 are included herein.

     The transaction described in Item 5 will be accounted for as a purchase, and, accordingly, the purchase price will be allocated to cash and investments, a deferred tax asset, developed products and acquired in-process research and development ("IPR&D"). The cash and investments will be valued at their fair market values at the closing date. The valuation of the deferred tax asset represents estimated future tax savings that ALZA will likely receive as a result of the Crescendo acquisition. The remaining purchase price will be allocated to developed products, as deferred product acquisition costs, and IPR&D using a risk-adjusted present value calculation of the future royalties ALZA would have paid for products Crescendo has developed and is in the process of developing.

     The following unaudited pro forma combined condensed financial information reflects the business combination between ALZA and Crescendo accounted for using the purchase method of accounting. The pro forma combined condensed statements of operations combine ALZA's historical statements of operations with Crescendo's historical statements of operations for the year ended December 31, 1999, and the six months ended June 30, 2000. The pro forma combined condensed statements of operations reflect the combination as if it had occurred at the beginning of each period presented. The pro forma combined balance sheet combines ALZA's historical balance sheet with Crescendo's historical balance sheet as of June 30, 2000 and reflects the combination as if it occurred at the end of the period presented. The pro forma adjustments are based on preliminary estimates, available information and assumptions that management deems appropriate. These adjustments may differ significantly from the final purchase price allocation as of the closing date of the transaction (See
Note 1 to the Pro Forma Combined Condensed Financial
Statements: The Acquisition).

     The unaudited pro forma combined condensed statements of operations are not necessarily indicative of the operating results that would have been achieved had the transaction been effected as of the beginning of such periods and should not be construed as representative of future operations.

ALZA Corporation
Pro Forma Combined Condensed Balance Sheet (unaudited)
(In millions)


                                   June 30, 2000    Pro Forma      Pro Forma
                                ALZA     Crescendo  Adjustments    Combined
____________________________________________________________________________
ASSETS
Current assets:
Cash and cash equivalents     $  183.8   $  42.2    $(100.0)(1)  $  126.0
Short-term investments            80.1       0.1        -            80.2
Receivables, net                 166.6       1.5      (16.8)(2a)    151.3
Inventories, at cost:
 Raw materials                    19.9       -          -            19.9
 Work in process                  17.8       -          -            17.8
 Finished goods                   35.1       -          -            35.1
  Total inventories               72.8       -          -            72.8
Prepaid expenses and other
 current assets                   20.3       3.2        -            23.5
                               __________________________________________
   Total current assets           523.6     47.0     (116.8)        453.8

Property, plant and equipment     575.7      -          -           575.7
Less accumulated depreciation
 and amortization                (160.2)     -          -          (160.2)
                               __________________________________________
 Net property, plant and
  equipment                      415.5       -          -           415.5

Long-term investments            387.8      14.3        -           402.1
Deferred product
  acquisition costs              278.3       -         21.2 (1)     299.5
Cash surrender value of
 life insurance                  178.8       -          -           178.8
Other assets                     195.0       0.3       28.0 (1)     223.3
                               __________________________________________
TOTAL ASSETS                  $1,979.0   $  61.6    $ (67.6)     $1,973.0
                               ==========================================

LIABILITIES AND STOCKHOLDERS'
  EQUITY
Current liabilities:
Accounts payable              $   45.2   $  15.3    $ (15.3)(2a) $   45.2
Accrued liabilities               64.8       -         (1.5)(2a)     63.3
Other current liabilities          7.5       -          -             7.5
                               __________________________________________
  Total current liabilities      117.5      15.3      (16.8)        116.0

5% convertible subordinated
 debentures                      495.4       -          -           495.4
5 1/4% zero coupon convertible
 subordinated debentures         455.3       -          -           455.3
Other long-term liabilities       84.4       -          -            84.4

Stockholders' equity:
Common stock and additional
 paid-in capital                 764.9     297.6     (297.6)(2b)   764.9
Accumulated other comprehensive
 income                           (2.4)     (0.3)       0.3 (2b)    (2.4)
                                                      251.0 (2b)
Retained earnings (deficit)       63.9    (251.0)      (4.5)(1)      59.4
                               __________________________________________
Total stockholders' equity       826.4      46.3      (50.8)        821.9
TOTAL LIABILITIES AND          __________________________________________
 STOCKHOLDERS' EQUITY          $1,979.0  $  61.6    $ (67.6)     $1,973.0
                               ==========================================


ALZA Corporation
Pro Forma Condensed Statement of Operations (unaudited)
(In millions, except per share amounts)

                                            Six Months Ended
                                             June 30, 2000
                               _____________________________________________
                                                    Pro Forma      Pro Forma
                                 ALZA   Crescendo  Adjustments (3) Combined
                               _____________________________________________
Revenues:
Net sales                     $ 243.4    $  -             -        $ 243.4
Royalties, fees and other       154.3       2.4          (4.4) (a)   152.3
Research and development         57.4       -           (40.2) (a)    17.2
                               _____________________________________________
  Total revenues                455.1       2.4         (44.6)       412.9

Expenses:
Costs of products shipped        76.7       -            (2.4) (a)    74.3
Research and development         92.7      42.2         (42.2) (a)    92.7
Selling, general
  and administrative            157.6       0.6           0.7  (b)   158.9
Acquisitions of in-process
  research and development       -          -             -            -
Merger-related expenses          -          -             -            -
                               _____________________________________________
Total expenses                 327.0       42.8         (43.9)       325.9

Operating income (loss)        128.1      (40.4)         (0.7)        87.0

Interest expense                30.7        -             -           30.7
Interest and other income      (12.6)      (2.0)          -          (14.6)
Net interest and
  other expense (income)        18.1       (2.0)          -           16.1

Income (loss) before           _____________________________________________
  income taxes                 110.0      (38.4)         (0.7)        70.9

Provision for income taxes      34.1        -           (15.6) (c)    18.5
                               _____________________________________________
  Net income (loss)           $ 75.9    $ (38.4)      $  14.9      $  52.4
                               =============================================
Earnings (loss) per share
  Basic                       $ 0.74    $ (7.88)                   $  0.51
  Diluted                     $ 0.72    $ (7.88)                   $  0.50
Weighted average shares
  Basic                        102.4        4.9                      102.4
  Diluted                      129.7        4.9                      104.4

ALZA Corporation
Pro Forma Condensed Statement of Operations (unaudited)
(In millions, except per share amounts)

                                                 Year Ended
                                              December 31, 1999
                                _____________________________________________
                                                    Pro Forma       Pro Forma
                                ALZA     Crescendo  Adjustments (3) Combined
                                _____________________________________________

Revenues:
Net sales                     $ 448.0    $   -        $   -          $ 448.0
Royalties, fees and other       227.1        2.4         (9.1)  (a)    220.4
Research and development        120.8        -          (91.0)  (a)     29.8
                                _____________________________________________
  Total revenues                795.9        2.4       (100.1)         698.2

Expenses:
Costs of products shipped       158.4        -           (2.4)  (a)    156.0
Research and development        259.0       97.7        (97.7)  (a)    259.0
Selling, general
  and administrative            183.6        1.6          1.4   (b)    186.6
Acquisitions of in-process
 research and development         -          -            -              -
Merger-related expenses          45.7        -            -             45.7
                                _____________________________________________
  Total expenses                646.7       99.3        (98.7)         647.3

  Operating income (loss)       149.2      (96.9)        (1.4)          50.9

Interest expense                 58.1        -            -             58.1
Interest and other income       (41.6)      (7.4)         -            (49.0)
  Net interest and              _____________________________________________
    other expense (income)       16.5       (7.4)         -              9.1

Income (loss) before
  income taxes                  132.7      (89.5)        (1.4)          41.8

Provision for income taxes       41.7        -          (36.4)  (c)      5.3
                                _____________________________________________
 Net income (loss)            $  91.0    $ (89.5)     $  35.0        $  36.5
                                =============================================
Earnings (loss) per share
  Basic                       $  0.90    $(17.89)                    $  0.36
  Diluted                     $  0.88    $(17.89)                    $  0.35
Weighted average shares
  Basic                         101.1        4.9                       101.1
  Diluted                       103.5        4.9                       103.5

NOTE 1 - THE ACQUISITION

The total purchase price of $100.0 million will be allocated to cash and investments, a deferred tax asset, developed products and IPR&D. Allocation of the purchase price as of June 30, 2000 will be as follows (in millions):

        Total purchase price                     $ 100.0
                                                ========
        Cash and investments                      $ 42.8
        Deferred tax asset                          28.0
        Deferred product acquisition costs          21.2
        In-process research & development            4.5
      Other assets                                   3.5

     Cash, investments and other assets were valued at their fair market values at June 30, 2000. The deferred tax asset balance represents estimated future tax savings that ALZA will likely receive as a result of the Crescendo acquisition. The amounts allocated to developed products, as deferred acquisition costs, and IPR&D acquired from Crescendo were determined using a risk-adjusted present value calculation of the future royalties ALZA would have paid for products Crescendo has developed and is in the process of developing. Using this valuation methodology the fair value of developed products and IPR&D was calculated to be $190.2 million and $39.6 million, respectively. As the fair value of the tangible and intangible assets from the Crescendo acquisition exceed the $100 million purchase price, amounts allocated to the non-monetary assets (deferred product acquisition costs and IPR&D) have been proportionately reduced pursuant to Accounting Principles Board Opinion No.
16 "Business Combinations".

     The purchase price allocation at June 30, 2000 was based on preliminary estimates, available information and assumptions that management deems appropriate. The final purchase price allocation, at the closing date, may differ from the allocation as of June 30, 2000 primarily due to a change in the amount of cash and investments on hand and further research and development spending by Crescendo. To the extent cash and investment balances of Crescendo at the closing date decline from balances at June 30, 2000, the amounts allocated to deferred product acquisition costs and IPR&D will increase proportionately as discussed above. The purchase price allocation, at the closing date, is expected to be as follows (in millions):

      Cash and investments                $14.0 - 16.0
      Deferred product acquisition costs   45.0 - 50.0
      Deferred tax asset                   25.0 - 30.0
      In-process research & development     8.0 - 12.0



NOTE 2 - ADJUSTMENTS TO THE BALANCE SHEET

a. The pro forma combined condensed balance sheet for June
   30, 2000 reflects the payment of the receivable and the payable of $15.3 million for the development of certain products by ALZA and funded by Crescendo. Accrued royalties of $1.5 million on sales of Ditropan XL-registered trademark- (oxybutynin chloride) that are payable by ALZA to Crescendo are also reflected as being paid prior to the purchase allocation.

b. Reflects the purchase of Crescendo's net assets as of June 30, 2000.


NOTE 3 - ADJUSTMENTS TO THE STATEMENTS OF OPERATIONS

a. The pro forma combined condensed statements of operations for the six months ended June 30, 2000 and the year ended December 31, 1999, reflects the elimination of $40.2 million and $91.0 million, respectively, for product development revenues from Crescendo, and $4.4 million and $9.1 million of intercompany royalties and fee revenues, respectively.

b. Reflects amortization of deferred product acquisition costs of $0.7 million and $1.4 million for the six months ended June 30, 2000 and the year ended December 31, 1999, respectively, assuming an estimated life cycle of 15 years for the products acquired.

c. Reflects tax benefit from Crescendo's operating loss to ALZA's provision for income taxes and tax benefit on the amortization of the deferred product acquisition costs, at the statutory income tax rate of 40%.


NOTE 4 - NONRECURRING CHARGES

     The nonrecurring charge of $4.5 million resulting from IPR&D has been reflected in the pro forma combined condensed balance sheet as of June 30, 2000. However, this charge has been excluded from the pro forma combined condensed statements of operations for the year ended December 31, 1999 and the six months ended June 30, 2000 pursuant to
Article 11 of Regulation S-X. ALZA's statement of operations for the period in which the transaction will close will include the nonrecurring charge for IPR&D.



Item 7c.  Exhibits

20.1  Press Release dated October 2, 2000, announcing
      ALZA's exercise of its option to acquire Crescendo's
      Class A Common Stock

23.1  Consent of Ernst & Young LLP, Independent Auditors

99.1  Crescendo's Audited Financial Statements *

        Statement of operations for the years ended
        December 31, 1999, and 1998

        Balance sheet at December 31, 1999 and 1998

        Statement of stockholder's equity for the years ended December 31, 1999 and 1998

        Statement of cash flows for the years ended
        December 31, 1999 and 1998

        Notes to the financial statements

        Report of Ernst & Young LLP, Independent Auditors

99.2  Crescendo's Unaudited Interim Condensed Financial
      Statements **

        Condensed statement of operations for the quarter and six months ended June 30, 2000 and 1999

        Condensed balance sheet at June 30, 2000

        Condensed statement of cash flows for the six months ended June 30, 2000 and 1999

        Notes to the condensed financial statements

* Incorporated by reference from Crescendo's Annual Report on Form 10-K/A for the year ended December 31, 1999.
** Incorporated by reference from Crescendo's Quarterly
   Report on Form 10-Q for the quarter ended June 30, 2000.

                              SIGNATURES


Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                    							   	ALZA CORPORATION



                                        							By:	/s/ Matthew K. Fust
							                                       	Matthew K. Fust
							                                        Senior Vice President and
                                    						     Chief Financial Officer


Date:  October 30, 2000

                                      EXHIBIT INDEX

20.1 Press Release dated October 2, 2000, announcing ALZA's exercise of its option to acquire Crescendo's Class A Common Stock

23.1   Consent of Ernst & Young LLP, Independent Auditors

99.1   Crescendo's Audited Financial Statements

99.2   Crescendo's Unaudited Interim Condensed Financial Statements